UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 15, 2005
Sykes Enterprises, Incorporated
(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 N. Ashley Drive, Tampa, Florida	33602

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 274-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 15, 2005, the Company received a standard notification letter from The Nasdaq Stock Market indicating that the Company’s common stock is subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14) as a result of the delay in the filing of its Form 10-Q for the period ended September 30, 2005. Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make all filings with the Securities and Exchange Commission on a timely basis, as required by the Securities Exchange Act of 1934.
As previously announced, the filing of the Company’s Form 10-Q for the quarter ended September 30, 2005 was delayed beyond the Securities and Exchange Commission’s (SEC) filing deadline due to the evaluation and reclassification of certain deferred revenues from long-term to current liabilities. The Company has determined that its Consolidated Balance Sheets as of December 31, 2003, December 31, 2004, March 31, 2005, and June 30, 2005, will be restated to correct for certain deferred revenues which are being reclassified from long-term to current liabilities. These corrections will not have a material effect on the Company’s Consolidated Statements of Operations or Consolidated Statements of Cash Flows for the periods then ended, and will not change the earnings per share in any of the previously reported periods. The correction pertains to various contracts in the Company’s Canadian roadside assistance program for which the Company is prepaid for roadside assistance services that are generally carried out over a twelve-month or longer period.
The Company is in the process of finalizing its Form 10-Q for the quarter ended September 30, 2005 based upon this reclassification, and expects to file the Form 10-Q with the SEC on or about November 25, 2005. However, as a result of the delayed filing of such Form 10-Q, the trading symbol for the Company’s common stock will be changed from “SYKE” to “SYKEE” effective as of the opening of business on November 17, 2005.
Shortly after the filing with the SEC of the Company’s Form 10-Q for the quarter ended September 30, 2005, it is expected that the trading symbol will return to “SYKE.”
The Company also is preparing amendments to its Form 10-K for the year ended December 31, 2004 and Forms 10-Q for the quarters ended March 31, 2005 and June 30, 2005, to reflect this Consolidated Balance Sheet reclassification, and expects to file such amendments shortly after the filing of the Form 10-Q for the quarter ended September 30, 2005.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES, INCORPORATED
By:	/s/ W. Michael Kipphut
W. Michael Kipphut
Senior Vice President and Chief Financial Officer

Date: November 16, 2005